Praxair, Inc. and Subsidiaries

EXHIBIT 10.05l

FOURTH AMENDMENT
TO THE PRAXAIR, INC.
SUPPLEMENTAL RETIREMENT INCOME PLAN B

WHEREAS, Praxair, Inc. (the “Company”) sponsors the Praxair, Inc. Supplemental Retirement Income Plan B, as amended and restated effective as of December 31, 2007 (the “Plan”);

WHEREAS, pursuant to Article IV, Section 1(a) of the Plan, the Vice President, Chief Human Resources Officer (the “CHRO”) is authorized to amend the Plan to the extent that the amendment has no incremental cost or increase to benefits; and

WHEREAS, the CHRO desires to amend the Plan to conform with certain changes adopted under the Praxair Pension Plan, a separate plan sponsored by the Company which operates in conjunction with the Plan, relating to certain participants who are rehired by the Company or a Participating Subsidiary on and after February 1, 2017;

NOW, THEREFORE, effective as of February 1, 2017, the Plan is hereby amended as follows:

1.    The first paragraph of Section 1 of Article I of the Plan is amended to read as follows:

“Beginning as of January 1, 2002, each Participant shall be designated as either an Account-Based Participant, a Traditional-Design Participant, or, beginning as of February 1, 2017, a Dual Formula Participant. This designation shall be consistent with such Participant’s method of benefit accrual under the Pension Plan. Notwithstanding the foregoing, a Participant that is considered a Dual Formula Participant under the Pension Plan shall be treated as an Account-Based Participant for all purposes under this Plan if such Participant has previously received, or incurred an event triggering payment of, all benefits to which he is entitled under this Plan that relate to periods of service during which such Participant’s benefit accruals under the Pension Plan were determined under Article V of the Pension Plan.”

2.    Section 1 of Article I of the Plan is further amended by renumbering Paragraph C (“Provisions Common to All Participants”) as Paragraph D, and adding a new Paragraph C to read as follows:

“C.    Amount of SRIP B Benefit for Dual Formula Participants. The SRIP B Benefit hereunder payable to or on behalf of a Dual Formula Participant or his or her surviving spouse shall be equal to the sum of (a) plus (b), determined as of termination of employment, where (a) and (b) are defined as follows:

(a) equals the excess, if any, of (i) the amount of such Participant’s or surviving spouse’s Article V Benefit computed under the provisions of the Pension Plan (except as modified pursuant to Sections 2 and 3A or 3B, as applicable, of Paragraph A of this Article I), but without regard to the limitations of Code Sections 415 and 401(a)(17), over (ii) the amount of such Participant’s or surviving spouse’s annual benefit actually payable under the Pension Plan (with respect to his or her Article V Benefit thereunder), plus the amount described in Section 1(C)(a) of Article I of the EBP with respect to such Participant, plus the amount described in Section 1(C)(a) of the SRIP A with respect to such Participant; and

(b) equals the excess, if any, of (i) the Account-Based Account which the Participant would have had at such time under the Pension Plan if such amounts had been determined based on annual compensation as described in Section 3 of Paragraph B of this Article I, over (ii) the actual Account-Based Account which the Participant has at such time under the Pension Plan, plus the amount described in Section 1(C)(b) of Article I of the EBP with respect to such Participant, plus the amount described in Section 1(C)(b) of the SRIP A with respect to such Participant.”

3.    Article III of the Plan is amended by renumbering Sections 3, 4, 5, 6 and 7, respectively, as Sections 4, 5, 6, 7, and 8, respectively, and by adding a new Section 3 to read as follows:

“Section 3. For Dual Formula Participants, payments shall be made as follows:

(a) With respect to the portion of such Dual Formula Participant’s SRIP B Benefit that is described in Section 1(C)(a) of Article I of this Plan, such portion shall be paid as described in Section 1 of this Article III.

(b) With respect to the portion of such Dual Formula Participant’s SRIP B Benefit that is described in Section 1(C)(b) of Article I of this Plan, such portion shall be paid as described in Section 2 of this Article III.”

4.    Section 5 of Article III of the Plan, as renumbered pursuant to item #3 above, is amended in its entirety to read as follows:

“Section 5. In the event of a domestic relations order requiring the partition of a Participant’s SRIP B Benefit, the benefit assigned to an alternate payee shall be paid out in a single lump sum, at the time indicated in such an order accepted by the Corporation, calculated as described in Section 1, 2, or 3 of this Article III, as applicable.”

5.    Section 7 of Article III of the Plan, as renumbered pursuant to item #3 above, is amended by adding a new subsection (g) to read as follows:

“(g) In the event a Dual Formula Participant dies at any time before his or her entire SRIP B Benefit has been paid, then the provisions of subsections (a) through (e) of this Section 7, as applicable, shall apply to the portion of such Dual Formula Participant’s SRIP B Benefit described in Section 1(C)(a) of Article I of this Plan, and the provisions of subsection (f) of this Section 7 shall apply to the portion of such Dual Formula Participant’s SRIP B Benefit that is described in Section 1(C)(b) of Article I of this Plan.”

6.    The provisions of this Third Amendment shall be effective as of February 1, 2017.

IN WITNESS WHEREOF, the CHRO has approved this Fourth Amendment to the Plan this ____ day of _________________, 2017.

PRAXAIR, INC.

By: __________________________________
Vice President,
Chief Human Resources Officer

Date: _________________________________